                                                                    EXHIBIT 11.1

GALAGEN INC.

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                                      FOR THE YEAR ENDED DECEMBER 31
                                                           ----------------- ------------------ -----------------
                                                                1999               1998               1997
                                                           ----------------- ------------------ -----------------
BASIC LOSS PER SHARE:

Weighted average shares outstanding                        9,957,306             8,067,564             7,184,722
                                                         ===========           ===========           ===========

Net loss applicable to common stockholders               $(2,596,203)          $(4,520,229)          $(5,635,134)
                                                         ===========           ===========           ===========

Basic net loss per share                                 $      (.26)          $      (.56)          $      (.78)
                                                         ===========           ===========           ===========


DILUTED LOSS PER SHARE:

Weighted average shares outstanding                        9,957,306             8,067,564             7,184,722

Dilutive potential common shares                                   -                     -                     -
                                                         -----------           -----------           -----------
Total                                                      9,957,306             8,067,564             7,184,722
                                                         ===========           ===========           ===========

Net loss applicable to common stockholders               $(2,596,203)          $(4,520,229)          $(5,635,134)
                                                         ===========           ===========           ===========

Diluted net loss per share                               $      (.26)          $      (.56)          $      (.78)
                                                         ===========           ===========           ===========